UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014 (January 16, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

RCS Capital Corporation Enters into First Amendment to the Management Agreement

On January 16, 2014, RCS Capital Corporation (the “Company”) entered into a First Amendment to the Management Agreement (the “Amendment”) with the Company’s three operating subsidiaries, Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC, and the Company’s manager, RCS Capital Management, LLC. The sole purpose of the Amendment was to clarify a provision in the Management Agreement dated as of June 10, 2013 (the “Management Agreement”) among such parties relating to the definition of the incentive management fee that is payable by the operating subsidiaries to the manager under the Management Agreement.

The Amendment clarified that the incentive management fee is based on all shares of Class A common stock issued after June 5, 2013. The incentive management fee provision as amended by the Amendment states that the incentive management fee is an amount calculated and payable with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) that is equal to the difference between (i) the product of (A) 20% and (B) the difference between (1) the Company’s “core earnings” (as defined in the Management Agreement) for the previous 12-month period, and (2) the product of (x)(A) the weighted average of the issue price per share (or deemed price per share) of the Company’s common stock of all of the Company’s cash and non-cash issuances of common stock from and after June 5, 2013 multiplied by (B) the weighted average number of all shares of common stock outstanding (including any restricted shares of Class A common stock and any other shares of Class A common stock underlying awards granted under one or more of the Company’s “equity incentive plans” (as defined in the Management Agreement)) in the case of clause (B), in the previous 12-month period, and (y) 8.0%; and (ii) the sum of any incentive management fees paid to the manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive management fee is payable with respect to any calendar quarter unless the Company’s “core earnings” for the 12 most recently completed calendar quarters is greater than zero.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: January 23, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director